Exhibit 1.1

SUN COMMUNITIES, INC.

Amendment No. 1

To At the Market Offering

Sales Agreement

April 26, 2018

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Fifth Third Securities, Inc.

424 Church Street, Maildrop: UTFC5B

Nashville, Tennessee 37219

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

BTIG, LLC

825 Third Avenue, 6th Floor

New York, New York 10022

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Samuel A. Ramirez & Company, Inc.

61 Broadway, 29th Floor

New York, New York 10006

Ladies and Gentlemen:

Reference is made to the At the Market Offering Sales Agreement dated July 28, 2017 (the “Agreement”) among Sun Communities, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Company”), Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”), and BMO Capital Markets Corp. (“BMO”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citigroup Global Markets Inc. (“Citigroup”), Robert W. Baird & Co. Incorporated (“Baird”), Fifth Third Securities, Inc. (“Fifth Third”), RBC Capital Markets, LLC (“RBC”), BTIG, LLC (“BTIG”), Jefferies LLC (“Jefferies”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Samuel A. Ramirez & Company, Inc. (“Ramirez” and, together with BMO, Merrill Lynch, Citigroup, Baird, Fifth Third, RBC, BTIG, Jefferies and Credit Suisse, the “Sales Agents”), pursuant to which the Company may issue and sell through the Sales Agents shares of the Company’s common stock, par value $0.01 per share, having an aggregate sale price of up to $450,000,000. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

On April 17, 2015, the Company filed, in accordance with the provisions of the Securities Act, with the Commission a registration statement on Form S-3 (File No. 333-203498), including a base prospectus (the “2015 Base Prospectus”), relating to certain securities, including the Securities, and which incorporates by reference documents that the Company has filed in accordance with the provisions of the Exchange Act. Such registration statement, as amended, when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “2015 Registration Statement.” In addition, on July 28, 2017, the Company filed a prospectus supplement to the 2015 Base Prospectus with the Commission specifically relating to the Securities (the “2017 Prospectus Supplement”).

In connection with the expiration of the 2015 Registration Statement, on April 6, 2018, the Company filed with the Commission a new registration statement (the “2018 Registration Statement”) on Form S-3 (File No. 333-224179), including a base prospectus (the “2018 Base Prospectus”), relating to certain securities, including the Securities that may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Exchange Act. In addition, on April 26, 2018, the Company filed a prospectus supplement to the 2018 Base Prospectus with the Commission specifically relating to the Securities (the “2018 Prospectus Supplement”).

In connection with the foregoing, the parties wish to amend the Agreement through this Amendment No. 1 To At the Market Offering Sales Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

1.     Amendments to the Agreement. The parties agree, from and after the Effective Date, that:

(a)    in the context of Securities that remain available to be sold as of the Effective Date, any reference in the Agreement to the “Registration Statement” shall no longer be deemed to refer to the 2015 Registration Statement but shall instead be deemed to refer to the 2018 Registration Statement;

(b)    in the context of Securities that remain available to be sold as of the Effective Date, any reference in the Agreement to the “Base Prospectus” shall no longer be deemed to refer to the 2015 Base Prospectus but shall instead be deemed to refer to the 2018 Base Prospectus;

(c)    in the context of Securities that remain available to be sold as of the Effective Date, any reference to the “Prospectus Supplement” shall no longer be deemed to refer to the 2017 Prospectus Supplement but shall instead be deemed to refer to the 2018 Prospectus Supplement;

(d)    in the context of Securities that remain available to be sold as of the Effective Date, any reference to the “Prospectus” shall no longer be deemed to collectively refer to the 2015 Base Prospectus as supplemented by the 2017 Prospectus Supplement and any Free Writing Prospectus but shall instead be deemed to collectively refer to the 2018 Base Prospectus as supplemented by the 2018 Prospectus Supplement and any Free Writing Prospectus; and

(e)    The words “and the Rights (as defined below)” in the first sentence of Section 6(a) are hereby deleted.

(f)    Section 6(j) is hereby amended and restated in its entirety to read as follows:

“(j) The Company’s authorized equity capitalization is as set forth in the Registration Statement and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Sales Agents pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and all offers and sales by the Company of the Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. No holders of the Securities will be subject to personal liability for obligations of the Company solely by reason of being such a holder.

(g)    Section 6(l) is hereby amended and restated in its entirety to read as follows:

“(l)    There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings “Plan of Distribution” “Summary,” “Risk Factors,” “Use of Proceeds,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Units,” “The Operating Partnership Agreement,” “Certain Provisions of Maryland Law and Our Charter and Bylaws” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.”

(h)    Section 6(uu) is hereby amended and restated in its entirety to read as follows:

“(uu)    Other than the subsidiaries of the Company listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K and the subsidiaries organized on or after February 22, 2018 and identified on Schedule 4 hereto, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust or other entity that has operations or owns any assets or has any material liabilities.”

(i)    Section 7(f) is hereby amended and restated in its entirety to read as follows:

“(f)    Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Placement Securities (the “Renewal Deadline”), any of the Placement Securities remain unsold by the Sales Agents, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 7), a new shelf registration statement relating to the Placement Securities, in a form reasonably satisfactory to the Administrative Sales Agents, (ii) use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Placement Securities to continue as contemplated herein and in the expired registration statement relating to the Placement Securities.”

(j)    Schedule 4 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 4 attached hereto.

2.     No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this

Amendment shall not have any effect on offerings or sales of the Securities prior to the Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Agreement.

3.     Applicable Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

4.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

5.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or e-mail transmission.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Sales Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership and the Sales Agents.

Very truly yours,

SUN COMMUNITIES, INC.

By:	/s/ Karen J. Dearing
	Name: Title:	Karen J. Dearing
Chief Financial Officer

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

By:	Sun Communities, Inc., its General Partner

By:	/s/ Karen J. Dearing
	Name:	Karen J. Dearing
	Title:	Chief Financial Officer

ACCEPTED by the Administrative Sales Agents on behalf of the Sales Agents as of the date first-above written:

BMO CAPITAL MARKETS CORP.

By:	/s/ Stephan Richford
Name:	Stephan Richford
Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED

By:	/s/ William Conkling
Name:	William Conkling
Title:	Managing Director, Investment Banking

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jared M. Nutt
Name:	Jared M. Nutt
Title:	Vice President

[Signature Page to the At the Market Offering Sales Agreement]